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                                                        Exhibit No. 10.55

              AMENDMENT TO INTERNATIONAL EXCLUSIVE LICENSE AGREEMENT

This Amendment is made and entered into by an between BHPC Marketing, Inc. ("Licensor") and I.C. Isaacs Europe, S.L. by name change from Zacari 2000, S.L. ("Licensee") and is dated and effective as of March 1, 1999. This Amendment amends and modifies that certain International Exclusive License Agreement (Retail) between Licensor and Licensee dated August 15, 1996, as amended as of June 3, 1997 (the "Agreement").

                           (I)

The promises, covenants, agreements and declarations made and set forth herein are intended to and shall have the same force and effect as if set forth at length in the body of the Agreement. To the extent that the provisions of this Amendment are inconsistent with the terms and conditions of the Agreement, the terms set forth herein shall control. The parties agree that there is sufficient and adequate consideration for the amendments set forth herein.

                      (II)

1. The License Agreement Detail Schedule (Retail sales), as amended, is hereby amended by deleting Section 4. "Renewal Term" and replacing it with the following:

    "4. Renewal Term                     FROM              TO
        ------------                     ----              --
        First Renewal Period (if any)    January 1, 2000   December 31, 2000
        Second Renewal Period (if any)   January 1, 2001   December 31, 2002
        Third Renewal Period (if any)    January 1, 2003   December 31, 2004

The Initial Term shall end on December 31, 1999, unless otherwise renewed as stated above in accordance with the Agreement. Conforming changes are hereby made to Section 7b. to reflect the renewal terms stated above.

2. The Royalty payment obligations of Licensee as stated in Sections 8(a)(i) and 8(a)(ii) of the agreement are hereby amended by adding a new subsection 8(a)(iii) as follows:

    "(iii) For Contract Year 2000, if the Agreement is renewed for that period, and notwithstanding any other provision of this Agreement, "Royalty", as used in this Agreement, shall consist of Licensee paying to Licensor a Royalty in an amount equal to three percent (3%) of the Wholesale Purchases by Licensee for Licensed Product under the Trademarks to Beverly Hills Polo Club Retail Stores."

A conforming amendment is hereby made to the License Agreement Detail
Schedule.

3. The parties agree that, for Contract Year 2000, the royalties as stated in Paragraph (1) above and Section 10 of the Agreement shall not be subject to any Guaranteed Annual Royalty


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Payment, Guaranteed Monthly Royalty Payments, Guaranteed Target Net Shipments
or Guaranteed Net Shipment. The License Detail Schedule is hereby amended to reflect that the amount payable by Licensee to Licensor for all such amounts in Contract Year 2000 shall be "0".

4. The royalty payment obligations of Licensee as stated in Section 8(a)(i) of the Agreement are hereby amended by adding a new sentence to Section 8(a) as follows:

    "Notwithstanding any other provision of this Agreement, the parties agree that actual Royalty payments and any Guaranteed Annual Royalty Payments and Guaranteed Monthly Royalty Payments are not due or payable by Licensee to Licensor for the period commencing on March 1, 1999 and through and including December 31, 1999. Actual Royalty payments shall become applicable for the Contract Year which begins January 1, 2000, if the Agreement is renewed for that period."

5. For Contract Years after Contract Year 2000, if there is a renewal of the Agreement, the royalty rates and minimums in effect as of the date of this Amendment shall apply unless the parties agree in writing to different terms.

6. Section 7b. of the Agreement is amended by adding the following sentence at the end of it:

    "Notwithstanding any other provision of this Agreement, the parties agree that renewal notice to extend the Agreement for the First Renewal Period (Contract Year 2000) shall be given by Licensee by not later than August 1, 1999."

                                  (III)

Licensor and Licensee acknowledge and agree that the Agreement, as amended by this Amendment, remains in full force and effect and represents the entire Agreement of the parties with respect to the matters contained herein.

IN WITNESS WHEREOF, the parties hereto agree that this Amendment shall take effect as of the date and year first written above.

LICENSOR:                              LICENSEE:

BHPC MARKETING, INC.                   I.C. ISAACS EUROPE, S.L.

By: /s/ Don Garrison                   By: /s/ Robert Arnot
    ----------------                       ----------------
        Don Garrison                           Robert Arnot

Title: Vice President                  Title: Chairman & CEO
       --------------                         --------------

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